UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - December 10, 2013

ALLETE, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-3548	41-0418150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

30 West Superior Street
Duluth, Minnesota 55802-2093
(Address of principal executive offices, including zip code)

(218) 279-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 10, 2013, ALLETE, Inc. (ALLETE or Company) agreed to sell $215 million of ALLETE First Mortgage Bonds (the “Bonds”) to certain institutional buyers in the private placement market. The Bonds will be issued in four series as follows:

Issue Date (on or about)	Term	Principal	Interest Rate
March 4, 2014	10 years	$60 Million	3.69%
March 4, 2014	30 years	$40 Million	4.95%
June 26, 2014	8 years	$75 Million	3.40%
June 26, 2014	30 years	$40 Million	5.05%

The Company has the option to prepay all or a portion of the Bonds at its discretion, subject to a make-whole provision. The Bonds are subject to additional terms and conditions which are customary for these types of transactions. The Company intends to use the proceeds from the sale of the Bonds to refinance debt, fund utility capital expenditures or for general corporate purposes. The Bonds will be sold in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, to institutional accredited investors.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

ALLETE expects to earn between $2.75 and $2.95 per share on net income of $120 million to $130 million in 2014. This guidance includes the expected consummation of the wind farm acquisition in Minnesota, Iowa and Oregon from AES Corporation in early 2014. The guidance excludes expenses related to the closing of the acquisition. Significant assumptions impacting ALLETE’s 2014 earnings guidance include:

•
Total capital expenditures for 2014 of approximately $640 million, of which approximately $475 million is expected to qualify for current cost recovery treatment. Capital expenditures are expected to be incurred ratably over the four quarters of 2014.

•
Higher cost recovery revenue as a result of the Bison 4 wind generation project, subject to regulatory approval, the Boswell Unit 4 environmental project, and Minnesota Power’s continued participation in CapX2020 transmission projects.

•
The expected continuation of strong electricity usage by Minnesota Power’s current industrial customers. On November 29, 2013, Minnesota Power received demand nominations from Large Power taconite customers subject to demand nomination requirements indicating that they are expecting to operate at full demand levels for the first four months of 2014.

•	The expectation of minimal impact from electric sales on our results of operations in 2014 from Essar Steel Minnesota.

•	Higher power marketing sales as Minnesota Power sells a portion of its output from Square Butte to Minnkota Power as the Minnkota Power sales agreement is expected to begin in early 2014.

•
Higher operating and maintenance expense primarily due to increased transmission expense, the majority of which is offset by higher transmission revenue. Operating and maintenance expense is also higher due to general inflationary increases in labor, maintenance and material expenses.

•	Higher depreciation and interest expenses resulting from recent capital additions.

•	Earnings from BNI Coal and a net loss at ALLETE Properties similar to 2013. This guidance does not include any material bulk land sales at ALLETE Properties.

•	An effective tax rate of approximately 22 percent in 2014 due to federal production tax credits as a result of wind generation from our Bison wind projects.

•	Earnings per share dilution between $0.25 and $0.35 as a result of higher average shares of common stock outstanding primarily due to funding of our planned capital expenditures in 2014.
ALLETE has long-term objectives of achieving minimum average earnings per share growth of five percent per year (using 2010 as a base year) and maintaining a competitive dividend payout.

Readers are cautioned that forward-looking statements should be read in conjunction with the Company’s disclosures under the heading “Forward-Looking Statements” located on page 2 of this Form 8-K.

ALLETE, Inc. Form 8-K dated December 10, 2013

Forward-Looking Statements

Statements in this report that are not statements of historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “likely,” “will continue,” “could,” “may,” “potential,” “target,” “outlook” or words of similar meaning) are not statements of historical facts and may be forward-looking.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause our actual results to differ materially from those indicated in forward-looking statements made by or on behalf of ALLETE in this Current Report on Form 8-K, in presentations, on our website, in response to questions or otherwise. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements that could cause our actual results to differ materially from those indicated in the forward-looking statements:

•	our ability to successfully implement our strategic objectives;

•
regulatory or legislative actions, including those of the United States Congress, state legislatures, the Federal Energy Regulatory Commission, the Minnesota Public Utilities Commission, the Public Service Commission of Wisconsin, the North Dakota Public Service Commission, the Environmental Protection Agency and various state, local and county regulators, and city administrators, that impact our allowed rates of return, capital structure, ability to secure financing, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power, capital investments and other expenses, including present or prospective wholesale and retail competition and environmental matters;

•	our ability to manage expansion and integrate acquisitions;

•	our current and potential industrial and municipal customers’ ability to execute announced expansion plans;

•	the impacts on our Regulated Operations of climate change and future regulation to restrict the emissions of greenhouse gases;

•	effects of restructuring initiatives in the electric industry;

•	economic and geographic factors, including political and economic risks;

•	changes in and compliance with laws and regulations;

•	weather conditions, natural disasters and pandemic diseases;

•	war, acts of terrorism and cyber attacks;

•	wholesale power market conditions;

•	population growth rates and demographic patterns;

•	effects of competition, including competition for retail and wholesale customers;

•	zoning and permitting of land held for resale, real estate development or changes in the real estate market;

•	pricing, availability and transportation of fuel and other commodities and the ability to recover the costs of such commodities;

•	changes in tax rates or policies or in rates of inflation;

•	project delays or changes in project costs;

•	availability and management of construction materials and skilled construction labor for capital projects;

•	changes in operating expenses and capital expenditures;

•	global and domestic economic conditions affecting us or our customers;

•	our ability to access capital markets and bank financing;

•	changes in interest rates and the performance of the financial markets;

•	our ability to replace a mature workforce and retain qualified, skilled and experienced personnel; and

•	the outcome of legal and administrative proceedings (whether civil or criminal) and settlements.

Additional disclosures regarding factors that could cause our results or performance to differ from those anticipated by this report are discussed in Item 1A under the heading “Risk Factors” beginning on page 27 of ALLETE’s 2012 Form 10‑K. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can it assess the impact of each of these factors on the businesses of ALLETE or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Readers are urged to carefully review and consider the various disclosures made by ALLETE in this Current Report on Form 8‑K and in our other reports filed with the SEC that attempt to identify the risks and uncertainties that may affect ALLETE’s business.

ALLETE, Inc. Form 8-K dated December 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLETE, Inc.

December 10, 2013	/s/ Steven Q. DeVinck
Steven Q. DeVinck
Controller and Vice President - Business Support

ALLETE, Inc. Form 8-K dated December 10, 2013
3